EXHIBIT 99.5
------------


          ANDRESMIN ACQUIRES RIGHTS TO EXPLORE AND DEVELOP THE CLAVELLA
          -------------------------------------------------------------
                                  2 CLAIM BLOCK
                                  -------------

November 2, 2004 - Andresmin  Gold  Corporation  ("Andresmin"  or the "Company")
--------------------------------------------------------------------------------
(NASD  OTCBB:  "ADGD") is pleased to announce  that the Company has acquired the
----------------------
rights to explore and develop the Clavella 2 claim block within the northern boundaries of the Company's Winicocha Property. The Clavella 2 claim block represents an area previously identified by geophysical testing that Andresmin believes has the potential to host an ore body of significant size. The Clavella 2 claim block was acquired from a private Peruvian mining prospector.

The geophysical anomaly is a very large electrically conductive body with a strong peripheral magnetic zone. This indicates the presence of a large ore body with high electrical conductivity suggesting the presence of gold, copper, and other conductive metals. Sampling within the Clavella 2 claim returned ore-grade values of up to +1% Copper, 0.02% Molybdenum and up to 4 grams per tonne Gold.

This additional claim block adds significant value to the Winicocha Property because it gives Andresmin full and complete access to all areas with development potential.

Ian Brodie, the President of Andresmin states, "This is a key addition to the Andresmin portfolio. We are very excited by the potential of the Winicocha Project. This area is the primary focus for our exploration team as we prepare and prioritize drill targets for early 2005."

The Winicocha Copper Gold Molybdenum porphyry lies within a rich mineralized belt in southern Peru. There are four significant porphyry deposits within 80 km of Winicocha representing over $26 billion worth of gross copper value; they are: BHP Billiton's Tintaya Mine with +200 million tonnes at +1.5% Copper; BHP Billiton's Antapaccay deposit with 420 million tonnes at 0.83% Copper; X-Strata's Las Bambas project which Centromin states has +500 million tonnes with in excess of 2% Copper potential; and Southern Peru Copper Corporation's Las Chancas deposit with 200 million tonnes at 1% Copper, 0.07 %Molybdenum, and
0.12 grams per tonne Gold.

About Andresmin Gold Corporation
--------------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with nine projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts 1.4 million ounces gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.


For further information please contact:
Resourcex Group:
Toll (888) 689-1620
investor@andresmin.com
----------------------




THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.